One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5147
Fax (914) 921-5392
www.gabelli.com

                                            Gabelli Asset Management

For Immediate Release:                      Contact:   Michael R. Anastasio
                                            Chief Financial Officer
                                            (914) 921-5147

                                            For further information please visit
                                            www.gabelli.com

               GABELLI PRO FORMA FINANCIAL DATA FOR SETTLEMENT OF
                    MANDATORY CONVERTIBLE PURCHASE CONTRACTS

         Rye, New York, February 28, 2005 - Gabelli Asset Management Inc. (NYSE:
GBL) issued 1,517,483 shares of class A common stock and received proceeds of $70,567,500 on February 17, 2005 in settlement of the purchase contracts issued pursuant to its mandatory convertible securities.

         Gabelli's statements of financial condition at December 31, 2003 and December 31, 2004 are presented in Table I along with a pro forma statement of financial condition as of February 17, 2005 based on December 31, 2004 balances, adjusted for the issuance of the common shares, the receipt of proceeds related to the issuance of shares and the $0.60 per share special dividend paid on January 18, 2005. On February 17, 2005, Gabelli's stockholders' equity totaled approximately $405 million on this pro forma basis compared to $378 million and $335 million on December 31, 2003 and 2004, respectively.

         Gabelli issued these mandatory convertible securities consisting of purchase contracts and senior notes in February 2002. The senior notes due February 17, 2007 were remarketed in November 2004 and the interest rate was reset from 6% to 5.22% at that time.

         During 2004, Gabelli returned over $100 million of earnings to shareholders through its stock buyback program and quarterly and special dividends.

         Gabelli Asset Management Inc., through its subsidiaries, manages approximately $28.7 billion in assets of private advisory accounts (GAMCO), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Alternative Investment Group).

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.


Table I

                                         GABELLI ASSET MANAGEMENT INC.
                            CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                                                 (In thousands)


                                                                                                              (a)
                                                                                December 31, December 31, February 17,
                                                                                   2003         2004         2005
                                                                                ------------ ------------ ------------
ASSETS                                                                                       (unaudited)  (unaudited)

Cash and cash equivalents                                                          $386,511     $257,096     $310,361
Investments                                                                         295,411      381,689      381,689
Receivables                                                                          39,667       46,571       46,571
Other assets                                                                         14,922       13,616       13,616
                                                                                ------------ ------------ ------------

     Total assets                                                                  $736,511     $698,972     $752,237
                                                                                ============ ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable                                                                $25,552      $27,645      $27,645
Dividends payable                                                                         -       17,302            -
Income taxes payable                                                                 12,323        8,526        8,526
Accrued expenses and other liabilities                                               27,900       22,142       22,142
                                                                                ------------ ------------ ------------
     Total operating liabilities                                                     65,775       75,615       58,313
5.5% Senior notes (due May 15, 2013)                                                100,000      100,000      100,000
5% Convertible note (conversion price, $52 per share; note due August 14, 2011)     100,000      100,000      100,000
5.22% Senior notes (remarketed November 17, 2004;due February 17, 2007)                   -       82,308       82,308
Mandatory convertible securities (purchase contract settlement date, February
 17, 2005; notes due February 17, 2007)                                              84,030            -            -
                                                                                ------------ ------------ ------------

     Total liabilities                                                              349,805      357,923      340,621

Minority interest                                                                     8,395        6,171        6,171

Stockholders' equity (b)                                                            378,311      334,878      405,445
                                                                                ------------ ------------ ------------

Total liabilities and stockholders' equity                                         $736,511     $698,972     $752,237
                                                                                ============ ============ ============

(a)   Represents pro forma statement of financial condition as of February 17, 2005 based on the December 31, 2004 statement of financial condition adjusted only for the issuance of 1,517,483 shares of class A common stock, the receipt of proceeds totaling $70,567,500 on February 17, 2005 in settlement of the purchase contracts issued pursuant to its mandatory convertible securities and the $0.60 per share special dividend paid on
      January 18, 2005.

(b)   Shares outstanding:  30,049,556 at 12/31/03;  28,837,034 at 12/31/04;  30,355,217 at 2/17/05.
